UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014 (November 30, 2011)

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 27, 2014, First Physicians Capital Group, Inc. (the “Company”) effected a 1-for-2,000 share reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.01 per share (the “Common Stock”). The Reverse Stock Split reduced the number of record holders of the Common Stock to fewer than 300. The Company intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and to suspend its reporting obligations under Section 15(d) of the Exchange Act. In connection with the filing of the Form 15, this Current Report on Form 8-K (the “Report”) is being filed to disclose certain historical events occurring in the past three fiscal years that were previously reported in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, but not on a Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement

In August 2011, Carol Schuster, then a holder of a $1.5 million note payable by Rural Hospital Acquisition, LLC (“RHA”) and 4.25 million of the Company’s then-outstanding Common Stock, filed a lawsuit for repayment of the loan. In December 2011, in full settlement of the lawsuit and satisfaction of the $1.5 million note payable, Ms. Schuster accepted $91,000 in cash and an assignment and receipt of notes with an aggregate principal amount of $2.15 million that the Company had received in July 2011 as consideration for the sale of the Southern Plains Medical Center medical records. Additionally, as part of the settlement, Ms. Schuster agreed to transfer the 4.25 million shares of Common Stock to the Company.

The foregoing description of the settlement is qualified in its entirety by reference to the Settlement and Release Agreement, effective as of November 30, 2011, among Ms. Schuster, Michael Schuster, the Company and RHA, as amended by the Modification of Settlement and Release Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.

2009 Bridge Note Extension and Related Warrants

During the fiscal year ended September 30, 2009, the Company entered into a bridge financing transaction (the “2009 Bridge Financing”) which was consummated in three separate closings with various lenders, including SMP Investments, LLC (“SMP”), Anthony J. Ciabattoni and William A. Houlihan. SMP, Mr. Ciabattoni and Mr. Houlihan each hold a 10% or greater voting interest in the Company and Mr. Houlihan is a member of the Company’s Board of Directors (the “Board”).

In January 2014, each lender in the 2009 Bridge Financing agreed to extend the maturity of their respective bridge notes (the “2009 Bridge Notes”) with the same terms and conditions contained in the originally executed bridge notes and related extensions until June 30, 2014. On April 7, 2014, the Company paid all outstanding principal and accrued interest on the 2009 Bridge Notes.

In addition, as consideration for the extension of the maturity date of the SMP promissory note associated with 2009 Bridge Financing, on January 17, 2014, the Company issued warrants to SMP for the purchase of up to 8,500,000 shares of Common Stock at an initial exercise price of $0.01 per share. The warrants were exercisable for a period of five years from the date of issuance. On March 27, 2014, SMP exercised this warrant to purchase 8,500,000 shares of Common Stock for an aggregate purchase price of $85,000.

The foregoing descriptions of the extension of the maturity of the 2009 Bridge Notes and the issuance of the warrants to SMP are qualified in their entirety by reference to the Form of Maturity Date Extension Agreement for the 2009 Bridge Notes and the Form of SMP Warrant, copies of which are filed as Exhibit 10.3 and 10.4, respectively, to this Report and are incorporated herein by reference.

2011 Bridge Financing Warrants and Extension

During the fiscal year ended September 30, 2011, the Company entered into bridge financing transactions (the “2011 Bridge Financing”) pursuant to which the Company entered into ten promissory notes in the aggregate principal amount of $2,034,000 (the “2011 Bridge Notes”) with various lenders (the “2011 Bridge Lenders”), including SMP, Mr. Ciabattoni and Mr. Houlihan. In January 2014, each 2011 Bridge Lender agreed to waive any prior Event of Default (as that term is defined in the 2011 Bridge Notes) and the maturity of the 2011 Bridge Notes was extended until June 30, 2014.

The 2011 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the fiscal year ended September 30, 2013, in installments of $420,000 and $1,614,000, respectively. On April 7, 2014, the Company paid the outstanding accrued interest related to the 2011 Bridge Notes.

Each note issued in the 2011 Bridge Financing included warrants to purchase an aggregate of 2,278,079 shares of Common Stock with an exercise price of $0.3125. The warrants are exercisable for a period of five years from date of issuance. These warrants were issued on January 1, 2014. SMP, Mr. Ciabattoni and Mr. Houlihan received warrants to purchase up to 850,080, 425,600 and 470,400 shares of Common Stock, respectively.

The foregoing descriptions of the waiver of prior Events of Default, the extension of the maturity of the 2011 Bridge Notes and the issuance of the 2011 Bridge Financing warrants are qualified in their entirety by reference to the Form of Waiver of Default, Form of 2011 Bridge Notes and the Form of Warrant, copies of which are filed as Exhibit 10.5, 10.6 and 10.7, respectively, to this Report and are incorporated herein by reference.

2012 Bridge Financing

Beginning in February 2012, the Company entered into a staggered bridge financing transaction (the “2012 Bridge Financing”) whereby it entered into three promissory notes, in the aggregate principal amount of $1,279,000 (the “2012 Bridge Notes”), with SMP, Mr. Ciabattoni and Mr. Houlihan (the “2012 Lenders”), with maturity dates of June 30, 2014. The 2012 Bridge Notes funded as follows; $340,000, $320,000, $390,000 and $229,000 in February, March, April, and May of 2012, respectively. The 2012 Bridge Financing was considered a related party transaction. The 2012 Bridge Notes were paid in full, less accumulated interest, in the second and third quarters of the fiscal year ended September 31, 2013, in installments of $225,000 and $1,054,000, respectively. On April 7, 2014, the Company paid the outstanding accrued interest related to the 2012 Bridge Notes.

Each note issued in the 2012 Bridge Financing included warrants to purchase an aggregate of 4,092,800 shares of Common Stock with an exercise price of $0.3125. The warrants are exercisable for a period of five years from date of issuance. These warrants were issued to the 2012 Lenders on January 1, 2014. SMP, Mr. Ciabattoni and Mr. Houlihan received warrants to purchase up to 1,984,400, 1,388,800 and 720,000 shares of Common Stock, respectively.

The foregoing descriptions of the 2012 Bridge Notes and the issuance of the 2012 Bridge Financing warrants are qualified in their entirety by reference to the Form of 2012 Promissory Note and the Form of Warrant, copies of which are filed as Exhibit 10.8 and 10.7, respectively, to this Report and are incorporated herein by reference.

2013 Bridge Financing

Beginning in November 2013, the Company entered into a staggered bridge financing transaction (the “2013 Bridge Financing”) whereby it entered into four promissory notes, with interest of 10% per annum, in the aggregate principal amount of $650,000 (the “2013 Bridge Notes”), with four investors, each note maturing June 30, 2014. The 2013 Bridge Notes funded as follows; $450,000 and $200,000 in November 2013 and January 2014, respectively. Three of the investors were SMP, Mr. Ciabattoni and Mr. Houlihan. The fourth investor, Blue Ridge Investments, LLC (“Blue Ridge”), is wholly owned by Richardson Sells, a member of the Board. SMP, Mr. Ciabattoni, Mr. Houlihan and Blue Ridge contributed $300,000, $125,000, $125,000, and $100,000, respectively. On April 7, 2014, the Company paid all outstanding principal and accrued interest related to the 2013 Bridge Notes.

The foregoing description of the 2013 Bridge Notes is qualified in its entirety by reference to the Form of 2013 Promissory Note, a copy of which is filed as Exhibit 10.9 to this Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the bridge financings contained above under Item 1.01 under the subheadings “2012 Bridge Financing” and “2013 Bridge Financing” is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of warrants and exercise of warrants issued to SMP contained above under Item 1.01 under the subheadings “2009 Bridge Note Extension and Related Warrants,” “2011 Bridge Financing Warrants and Extension” and “2012 Bridge Financing” is incorporated by reference herein.

On April 6, 2014, the Company accepted two warrant exercises in the amount of 150,000 and 210,000 shares of Common Stock, at an exercise price of $0.625 and $0.50 per share, respectively, for an aggregate purchase price of $198,000 from two investors. The $198,000 proceeds had been received by the Company in fiscal year 2011, and were recorded as a liability until such time as the Company was able to accept the warrants.

Item 3.03	Material Modification to Rights of Security Holders.

In February 2014, holders of a majority of the shares of Series 5-A Convertible Preferred Stock (the “5-A Preferred”) and Series 6-A Convertible Preferred Stock (the “6-A Preferred”) irrevocably waived their rights (1) with respect to redemption upon a “Triggering Event” (as that term is defined in the Certificate of Designation of the Series 5-A Preferred or Series 6-A Preferred (each a “Certificate of Designation”), as applicable) and (2) to demand the filing by the Company or any other party of a “Registration Statement” (as that term is defined in the Certificate of Designation). As a result of the majority consent, demand registration rights for all of the holders of the two classes of preferred stock were waived.

The foregoing description of the waiver with respect to the Series 5-A Preferred and the Series 6-A Preferred is qualified in its entirety by reference to the Form of Waiver, a copy of which is filed as Exhibit 10.10 to this Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding contained above under Item 3.03 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement and Release Agreement, effective as of November 30, 2011

10.2	Modification of Settlement and Release Agreement

10.3	Form of 2009 Bridge Note Maturity Date Extension Agreement

10.4	Form of SMP Investments I, LLC Warrant

10.5	Form of 2011 Bridge Note Waiver of Default

10.6	Form of 2011 Promissory Note (filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the Securities and Exchange Commission on April 4, 2014)

10.7	Form of Warrant issued in connection with 2011 and 2012 Promissory Notes (filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, filed with the Securities and Exchange Commission on April 4, 2014)

10.8	Form of 2012 Promissory Note (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission on April 4, 2014)

10.9	Form of 2013 Promissory Note (filed as Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, filed with the Securities and Exchange Commission on April 4, 2014)

10.10	Form of Waiver Agreement (filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, filed with the Securities and Exchange Commission on April 4, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: December 5, 2014	By:	/s/ Sean Kirrane
Sean Kirrane
President and Chief Executive Officer